Exhibit 99.2

FORM OF RESCISSION OFFER ACCEPTANCE FORM

YOU MAY ELECT TO ACCEPT OR REJECT THE RESCISSION OFFER. IF YOU WISH TO REJECT THE RESCISSION OFFER, DO NOT RETURN THIS FORM. YOU DO NOT NEED TO DO ANYTHING TO REJECT THE RESCISSION OFFER.

IF YOU WISH TO ACCEPT THE RESCISSION OFFER, PLEASE COMPLETE, SIGN AND RETURN THIS FORM PURSUANT TO THE INSTRUCTIONS BELOW AND ENSURE ITS RECEIPT BY 4:00 P.M., U.S. EASTERN TIME, ON JANUARY 21, 2014 (THE “EXPIRATION DATE”), WHICH IS 32 DAYS FROM THE DATE OF THIS PROSPECTUS.

WE URGE YOU TO REVIEW THIS PROSPECTUS CAREFULLY BEFORE DECIDING WHETHER TO ACCEPT OR REJECT THE RESCISSION OFFER.

Ladies and Gentlemen:

The undersigned acknowledges receipt of a prospectus dated December 20, 2013 (the “Prospectus”), of Cameron International Corporation (the “Company”), pursuant to which the Company offers to rescind (the “Rescission Offer”) the purchase of shares of Cameron International Corporation common stock, par value $0.01 per share (“Shares”), purchased by the undersigned from November 1, 2012 through October 31, 2013 (the “Purchase Period”). The Shares were purchased through the undersigned’s participation in the Cameron International Corporation Retirement Savings Plan (the “Plan”). T. Rowe Price Trust Company is the Trustee of the Plan.

Effective as of the Expiration Date, the undersigned hereby accepts the Rescission Offer for all Shares purchased by the undersigned during the Purchase Period upon the terms and subject to the conditions set forth in the Prospectus. To the extent that the undersigned still holds such Shares, the undersigned directs the Trustee to sell to Cameron the Shares held in the undersigned’s Plan account that are being repurchased effective as of the Expiration Date. The undersigned directs the Trustee to credit all proceeds pursuant to the Rescission Offer to the undersigned’s Plan account for investment and, if applicable, distribution in accordance with the terms of the Prospectus. The undersigned acknowledges that he or she is not eligible to accept the Rescission Offer with respect to Shares for which the undersigned would receive an amount per Share, plus interest, that is less than the fair market value per Share on the Expiration Date.

If the undersigned is a current participant in the Plan and an active employee of the Company, the undersigned acknowledges that payments to the undersigned pursuant to the Rescission Offer will be reinvested in accordance with the undersigned’s current investment elections for new contributions in the Plan. If the undersigned has separate investment elections on file for both employee and employer contributions, his or her proceeds will be invested in accordance with the undersigned’s investment elections for the respective contribution type. If the does not have current investment elections on file, the undersigned acknowledges that payments to the undersigned pursuant to the Rescission Offer will be reinvested in Vanguard LifeStrategies Moderate Growth Fund. Such payments will be subject to the same distribution rules as apply to amounts held in the undersigned’s other Plan accounts. The undersigned further acknowledges that if the undersigned accepts the Rescission Offer and holds Shares in the undersigned’s Plan account as of January 21, 2014, activity in the undersigned’s Plan account will be temporarily suspended during the blackout period that begins at 4:00 p.m., U.S. Eastern Time, on January 24, 2014, and ends at 9:00 a.m., U.S. Eastern Time, on January 30, 2014. The Company will notify the undersigned in the event that the blackout period is extended past January 30, 2014.

If the undersigned has previously directed and caused a prior distribution of all of his or her investment in the Plan and no longer holds an individual account in the Plan, a Plan account will be created for the undersigned and proceeds will be credited to the account in accordance with the undersigned’s investment elections or invested in Vanguard LifeStrategies Moderate Growth Fund if no investment election is established. The undersigned understands that if the undersigned receives a distribution from the Plan that includes amounts attributable to the Rescission Offer proceeds and such distribution is not rolled over into an individual retirement account or a qualified retirement plan, such distribution, including the amounts attributable to Rescission Offer proceeds, will generally be taxable as ordinary income to the undersigned. The undersigned further acknowledges that an additional ten percent income tax penalty may be imposed on such distribution depending on the undersigned’s age at the time of distribution.

You should keep a record of your identification number set forth on the front page of this form as you will need to provide it if you want to revoke your acceptance prior to the Expiration Date.

Name (please print)	Signature

Street Address	Date

City, State and Zip Code of Residence

Telephone Number	Social Security Number

INSTRUCTIONS TO RESCISSION OFFER ACCEPTANCE FORM

1.              Accepting the Rescission Offer: In order to accept the Rescission Offer, you must:

A.            Sign and date the Rescission Offer Acceptance Form and complete the name, address, date and telephone number information above; and

B.            Mail or fax the Rescission Offer Acceptance Form before 4:00 p.m., U.S. Eastern Time, on January 21, 2014.

You may mail your Rescission Offer Acceptance Form to: T. Rowe Price Retirement Plan Services, Special Attn: Forms Enclosed, P.O. Box 17215, Baltimore, Maryland 21297-1215 (for overnight or express mail, T. Rowe Price Retirement Plan Services, Mail Code: 17215, 4515 Painters Mill Road, Owings Mills, Maryland 21117-4903).

You may fax your Rescission Offer Acceptance Form to (410) 581-5176.

If you choose to accept the Rescission Offer, the Company recommends that you mail or fax the Rescission Offer Acceptance Form sufficiently in advance of the Expiration Date to ensure its receipt by the Expiration Date. The method for returning the Rescission Offer Acceptance Form is at your option and risk, and delivery will be deemed made only when actually received by the Trustee or Plan record keeper at the address or fax indicated above. If delivery is by mail, we recommend using registered mail with return receipt requested. You can also call T. Rowe Price at 1 (800) 922-9945 (TDD: 1 (800) 521-0325) to confirm that your Rescission Offer Acceptance Form was received.

THE TRUSTEE OR PLAN RECORD KEEPER MUST RECEIVE YOUR PROPERLY COMPLETED AND LEGIBLE RESCISSION OFFER ACCEPTANCE FORM ON OR BEFORE 4:00 P.M., U.S. EASTERN TIME, ON THE EXPIRATION DATE OF JANUARY 21, 2014. OTHERWISE, YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER. CAMERON WILL, IN ITS SOLE DISCRETION, DETERMINE WHETHER YOUR RESCISSION OFFER ACCEPTANCE FORM HAS BEEN PROPERLY COMPLETED AND WHETHER YOU ARE ELIGIBLE TO ACCEPT THE RESCISSION OFFER.

Proceeds will be disbursed to your Plan account within three to five business days following the Expiration Date.

All determinations with respect to the Rescission Offer Acceptance Form and the Rescission Offer (including issues relating to the timeliness or effectiveness of any election) will be made by the Company, which determination shall be final and binding.

Questions: All questions regarding the Rescission Offer can be directed to T. Rowe Price at 1 (800) 922-9945 (TDD: 1 (800) 521-0325), Monday through Friday, except holidays, between the hours of 7:00 a.m. and 10:00 p.m., U.S. Eastern Time.

2.              Applying the average cost principle to Share purchases and sales :

For purposes of the Rescission Offer, we will take the price at which you purchased each Share on the date(s) of your purchase(s).  We will total all of your purchase prices for Shares and divide by the number of Shares that you purchased to determine a weighted average per share purchase price for your Shares.  We will multiply that weighted average per share purchase price by the number of Shares you own as of the Expiration Date to determine the total amount you will receive under this Rescission Offer.  To that amount, we will add interest at a rate of 12 percent per annum on each Share you purchased during the Purchase Period and which you still hold as of the Expiration Date.  For sales, we will take the price at which you sold each Share on the date of your sale.  To determine if you sold Shares at a loss, we will compare the price at which you sold each Share to the weighted average per share purchase price that you paid to acquire the Shares.  For each Share you sold at a loss, we will credit your Plan account with the amount of that loss, plus interest at a rate equal to 12% per annum from the date you sold the Share through the Expiration Date. An example of the average cost determination (excluding the effects of interest) is shown below.

Let’s assume that Smith has the following transaction history:

(1)	(2)	(3)
Type	Date of Transaction	Shares
Purchase 1	November 1, 2012	100
Purchase 2	December 3, 2012	25
Sale 1	January 2, 2013	50
Sale 2	February 4, 2013	50
Purchase 3	March 1, 2013	50
Sale 3	April 1, 2013	50

In order to follow the average cost determination, Smith first identifies the date and number of Shares of the first purchase of Shares. Then Smith identifies the date and number of Shares of the first sale of Shares. Smith’s calculation looks like this:

		Purchase of		Amount of Loss	Balance of
		Rescission Offer	Sale of Rescission	Recognized Per	Rescission Offer
	Date	Shares	Offer Shares	Share	Shares
Purchase 1	November 1, 2012	100 Shares (at $60 per share)	—	—	100
Purchase 2	December 3, 2012	25 Shares (at $50 per share)	—	—	125
Sale 1	January 2, 2013	—	50 shares (at $50 per share)	50 Shares at $8 loss per share(1)	75
Sale 2	February 4, 2013	—	50 shares (at $55 per share)	50 Shares at $3 loss per share(1)	25
Purchase 3	March 1, 2013	50 Shares (at $45 per share)	—	—	75
Sale 3	April 1, 2013	—	50 shares (at $45 per share)	50 Shares at $4.33 loss per share; (2)	25

(1)         Shares sold on this date have an average cost of $58 per share (100 shares at $60 per share plus 25 shares at $50 per share equals 125 shares for $7,250).

(3)         Shares sold on this date have an average cost per share of $49.33 (25 shares at $58 per share pursuant to footnote 1 and 50 shares for $45 per share equals 75 shares for $3,700).

Using the above calculations, Smith sold 125 Shares at a loss during the Purchase Period. Under the Rescission Offer, Smith is eligible to receive a cash amount equal to the amount of loss, plus interest for those Shares. In addition, using the above calculations, Smith continues to hold 25 Shares that were purchased during the Purchase Period for $49.33 per share. For these Shares, Smith is eligible to receive a cash amount equal to the amount that Smith paid for such Shares, plus interest. (However, Smith is not eligible to receive cash if the amount that Smith paid for the Shares, plus interest, is less than the fair market value of the Shares on the Rescission Offer Expiration date, as it would not be economically beneficial to Smith.)